Exhibit 10.2

AGREEMENT

This is an agreement made October 29, 2009 (“Agreement”) by and between The Bryn Mawr Trust Company (“Employer”) and Francis J. Leto (“Employee”).

W I T N E S S E T H:

WHEREAS, Employee has been promoted from interim status to Executive Vice President with responsibility for the Wealth Management Division of Employer.

NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

1.	Term of Employment.

(a) Employee acknowledges that he is an employee at will.

(b) Employer may terminate the employment of Employee at any time for “cause”. For purposes of this Agreement, the term “cause” shall mean (i) Employee’s willful and continued insubordination or Employee’s willful and continued failure or refusal to perform the duties of his position; (ii) Employee’s dishonesty in the performance of his duties; and (iii) Employee’s conviction of a crime involving moral turpitude which, in the reasonable judgment of Employer, renders Employee unfit to continue in his position. In the event of a termination for “cause”, Employer’s obligation to pay further compensation to Employee shall cease as of the effective date of his termination.

(c) In the absence of “cause” as defined in this Agreement, Employer may terminate the employment of Employee upon thirty (30) days notice. In such event, Employee shall be entitled to receive, as of the effective date of his termination, severance equal to one year’s salary plus a bonus equal to the average of the bonuses paid to Employee for the two prior years.

(d) Employee may resign his employment upon thirty (30) days notice. Employee will then be bound by the provisions of paragraph 2(d) of this Agreement if, but only if, Employer elects to pay severance and bonus in the amounts described in paragraph 1(c) of this Agreement, and if, but only if, such severance and bonus are paid within twenty-five (25) days of the date when Employee gives notice of his resignation. However, should such payment be subject to Section 409A of the Internal Revenue Code, and if a six-month delay is necessary to comply with Section 409A, Employer shall provide written notification to Employee by such 25th day of its election to pay the severance and bonus amounts but that payment shall be delayed for six months in order to comply with Section 409A. In the event of such delay, paragraph 2(d) shall be in full force during the delay period.

2.	Covenants.

(a) Employee covenants that during the period he is employed by Employer, and for a period of twelve (12) months from the date of termination of his employment with Employer (the “Restricted Period”), Employee shall not contact, solicit or accept any business from any client of Employer for whom Employer has provided investment management services within the twelve (12) months prior to the date of termination.

(b) Except as required in the course of performing his duties as an Employee, or by law, or with Employer’s express written consent, during the Restricted Period, Employee shall keep secret and retain in confidence, and shall not disclose to anyone outside Employer or use for the benefit of himself or others, any confidential information relating to Employer’s business, including, without limitation, and to the extent confidential, trade “know-how”, secrets, client lists, pricing policies, operational methods, marketing plans, product development plans, business acquisition plans, software programs, inventions, research projects and investment strategies.

(c) During the Restricted Period, Employee shall not solicit, hire or encourage any employee to leave the employment of Employer.

(d) Employee covenants and agrees, that during the Restricted Period, Employee shall not compete with Employer by engaging in the investment management or investment advisory business within fifty (50) miles of Bryn Mawr, PA , directly for his own account or indirectly, as agent, employee, consultant, representative or otherwise, or as a sole proprietor, stockholder, partner or joint venturer.

3.	No Adequate Remedy at Law.

Employee acknowledges that Employer may not have an adequate remedy at law to protect its rights under this Agreement.

4.	Agreement Not Assignable.

This Agreement is not assignable by Employer or Employee.

5.	Applicable Law.

This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

6.	Severability.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability in any other provision hereof.

/s/ Francis J. Leto	The Bryn Mawr Trust Company
Francis J. Leto
	By:	/s/ Frederick C. Peters II
Title: Chairman and CEO